UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

 FORM 8-K

 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 24, 2015 (April 20, 2015)

 SOUTHERN COPPER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-14066	13-3849074

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1440 E. Missouri Ave., Suite 160, Phoenix, AZ 85014

(Address of principal executive offices, including zip code)

(602) 264-1375

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

 Item 1.01. Entry into a Material Definitive Agreement.

On April 23, 2015, Southern Copper Corporation (the “Company”) completed a registered public offering of U.S.$2 billion of debt securities (the “Offering”), consisting of U.S.$500 million aggregate principal amount of its 3.875% notes due 2025 (the “2025 Notes”) and U.S.$1.5 billion aggregate principal amount of its 5.875% notes due 2045 (the “2045 Notes” and together with the 2025 Notes, the “Notes”). The Notes will bear interest from April 23, 2015, payable semi-annually on April 23 and October 23 of each year, beginning on October 23, 2015. The Notes were offered by the Company pursuant to its Registration Statement on Form S-3 (File No.333-203237) and the Prospectus included therein, filed with the Securities and Exchange Commission on April 3, 2015 and supplemented by the Prospectus Supplement dated April 20, 2015. The offering resulted in net proceeds, after deducting estimated offering expenses and underwriters’ discounts of approximately U.S.$9,300,000, of approximately U.S.$1,970,500,000. The Company intends to use these net proceeds for general corporate purposes, including the financing of its capital expenditure program.

On April 20, 2015, the Company entered into an Underwriting Agreement, dated April 20, 2015 (the “Underwriting Agreement”), with Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. LLC, HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC, as representatives of the underwriters named therein (collectively, the “Underwriters”), in connection with the issuance and sale by the Company of the Notes. Pursuant to the Underwriting Agreement, the Company agreed to sell the Notes to the Underwriters, and the Underwriters agreed to purchase the Notes for resale to the public. The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

Pursuant to an Indenture, dated April 16, 2010 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), the Company and the Trustee entered into a Fifth Supplemental Indenture dated as of April 23, 2015 (the “Fifth Supplemental Indenture”) and a Sixth Supplemental Indenture dated as of April 23, 2015 (the “Sixth Supplemental Indenture”). The Fifth Supplemental Indenture and the Sixth Supplemental Indenture provide for the issuance, and set forth the terms of, the 2025 Notes and 2045 Notes, respectively. The Indenture, the Fifth Supplemental Indenture and the Sixth Supplemental Indenture contain covenants that limit the Company’s ability to, among other things, incur certain liens securing indebtedness, engage in certain sale and leaseback transactions, and enter into certain consolidations, mergers, conveyances, transfers or leases of all or substantially all the Company’s assets. The Company may issue additional debt from time to time pursuant to the Indenture.

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The foregoing description of the Underwriting Agreement, the Fifth Supplemental Indenture and the Sixth Supplemental Indenture is qualified in its entirety by reference to the full text of such documents, which are filed as Exhibits 1, 4.1 and 4.2 hereto, respectively, and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.	Other Events.

On April 24, 2015, the Company issued a press release announcing the completion of the Offering. A copy of the press release is filed as Exhibit 99 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

1	Underwriting Agreement, dated April 20, 2015, among Southern Copper Corporation and Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. LLC, HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC, as representatives of the underwriters named therein.

4.1	Fifth Supplemental Indenture, dated as of April 23, 2015, between Southern Copper Corporation and Wells Fargo Bank, National Association, as trustee, pursuant to which the 3.875% Notes due 2025 were issued.

4.2	Sixth Supplemental Indenture, dated as of April 23, 2015, between Southern Copper Corporation and Wells Fargo Bank, National Association, as trustee, pursuant to which the 5.875% Notes due 2045 were issued.

4.3	Form of 3.875% Notes due 2025 (included as Exhibit A to Exhibit 4.1).

4.4	Form of 5.875% Notes due 2045 (included as Exhibit A to Exhibit 4.2).

99	Press Release of the Company dated April 24, 2015.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN COPPER CORPORATION

By:	/s/ Raúl Jacob Ruisanchez
Name:	Raúl Jacob Ruisanchez
Title:	Vice President, Finance and
Chief Financial Officer

Date: April 24, 2015

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EXHIBIT INDEX

Exhibit Number	Description
1	Underwriting Agreement, dated April 20, 2015, among Southern Copper Corporation and Credit Suisse Securities (USA) LLC, Morgan Stanley & Co. LLC, HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC, as representatives of the underwriters named therein.

4.1	Fifth Supplemental Indenture, dated as of April 23, 2015, between Southern Copper Corporation and Wells Fargo Bank, National Association, as trustee, pursuant to which the 3.875% Notes due 2025 were issued.

4.2	Sixth Supplemental Indenture, dated as of April 23, 2015, between Southern Copper Corporation and Wells Fargo Bank, National Association, as trustee, pursuant to which the 5.875% Notes due 2045 were issued.

4.3	Form of 3.875% Notes due 2025 (included as Exhibit A to Exhibit 4.1).

4.4	Form of 5.875% Notes due 2045 (included as Exhibit A to Exhibit 4.2).

99	Press Release of the Company dated April 24, 2015.

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